Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-274760, 333-217274, 333-213107, 333-207470, and 333-207266) and Form S-8 (Nos. 333-282899, 333-224657, 333-218835, and 333-198727) of INNOVATE Corp. (the Company) of our report dated March 26, 2026, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

New York, NY
March 26, 2026